UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Gordon Biersch Brewery Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	62-1518023
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2001 Riverside Drive, Suite 3100 Chattanooga, Tennessee	37406
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration file number to which this form relates: 333-131525

Securities to be registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common stock, no par value per share	Nasdaq National Market

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, no par value per share (the “Common Stock”), of Gordon Biersch Brewery Restaurant Group, Inc. (the “Registrant”) to be registered hereunder is set forth under the heading “Description of Capital Stock” in the prospectus constituting a part of the Registration Statement on Form S-1 (Registration No. 333-131525) first filed by the Registrant with the Securities and Exchange Commission on February 3, 2006, as amended, and is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which includes a description of the Common Stock to be registered hereunder shall be deemed to be incorporated by reference into this registration statement on Form 8-A.

Item 2. Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit No.	Description of Exhibit
3.1*	Form of Second Amended and Restated Charter of Gordon Biersch Brewery Restaurant Group, Inc.

3.2*	Form of Amended and Restated By-Laws of Gordon Biersch Brewery Restaurant Group, Inc.

4.1*	Form of Certificate of Gordon Biersch Brewery Restaurant Group, Inc. Common Stock

*	Incorporated by reference to the Exhibit of the same number to the Registration Statement on Form S-1 (File No.333-131525) of the Registrant, first filed by the Registrant on February 3, 2006, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Gordon Biersch Brewery Restaurant Group, Inc.

Date: June 21, 2006	By:	/s/ H. Allen Corey
	Name:	H. Allen Corey
	Title:	Chief Executive Officer